Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Savient Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Richard Crowley, Co-President and Chief Operating Officer, Philip K. Yachmetz, Co-President and Chief Business Officer, and John P. Hamill, Co-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SAVIENT PHARMACEUTICALS , INC. (Registrant)

By:	/s/ Richard Crowley
Richard Crowley
Co-President and Chief Operating Officer (Principal Executive Officer)

By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
Co-President and Chief Business Officer (Principal Executive Officer)

By:	/s/ John P. Hamill
John P. Hamill
Co-President and Chief Financial Officer
(Principal Financial Officer)

November 14, 2013